Exhibit 4.1

NETFLIX, INC.

Zero Coupon Senior Convertible Notes Due 2018

INDENTURE

Dated as of November 28, 2011

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

i

Exhibit A – Form of Security

INDENTURE dated as of November 28, 2011 between NETFLIX, INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the creation of an issue of its Zero Coupon Senior Convertible Notes Due 2018 (the “Securities”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, and to make this Indenture a legal, valid and binding agreement of the Company, enforceable against it in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all amounts, if any, payable as Default Additional Interest pursuant to Section 6.13.

“Additional Interest Notice” has the meaning specified in Section 4.06.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Securities” means any Securities acquired or held by any TCV Entity.

“Agent Members” has the meaning specified in Section 2.09(g).

“Applicable Consideration” has the meaning specified in Section 10.07.

“Bankruptcy Law” has the meaning specified in Section 6.01.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means each day which is not a Legal Holiday.

“Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Company acquires an option requiring the counterparty thereto to deliver to the Company shares of Common Stock, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Swap Agreement pursuant to which the Company issues to the counterparty thereto warrants to acquire Common Stock (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by the Company in connection with the issuance of convertible debt securities; provided, however, that the amount paid by the Company in connection with any such Call Spread Swap Agreement must be less than the proceeds to the Company from the related issuance of convertible debt securities.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following after the original issuance of the Securities:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holders thereof in the election of the Board of Directors (or comparable body); or

(b) the consolidation or merger of the Company with or into any Person (other than a subsidiary of the Company), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) (other than to one or more of the Company’s Subsidiaries), other than:

(i) any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of the Board of Directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of the directors of the continuing or surviving or transferee Person (or any parent thereof) immediately after giving effect to such transaction in substantially the same proportion as such voting power was held immediately prior to such transaction;

(ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(c) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Repurchase Date” has the meaning specified in Section 3.01(a).

“Change of Control Repurchase Notice” has the meaning specified in Section 3.01(c).

“Change of Control Repurchase Price” has the meaning specified in Section 3.01(a).

“Closing Date” means the date of this Indenture.

“Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of Common Stock are traded or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported in the over-the-counter market by OTC Markets Group or other similar organization. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company for that purpose. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 of the Company, subject to Section 10.07.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Company Conversion Notice” has the meaning specified in Section 10.05(b).

“Company Repurchase Notice” has the meaning specified in Section 3.02.

“Consolidated Cash Position” means the sum of cash, cash equivalents and short-term investments, excluding restricted cash of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who: (1) was a member of such Board of Directors on the date of issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its entire Board of Directors in which such individual was named as a nominee for director.

“Conversion Agent” has the meaning specified in Section 2.05.

“Conversion Date” has the meaning specified in Section 10.02.

“Conversion Notice” has the meaning specified in Section 10.02.

“Conversion Price” on any day will equal $1,000 divided by the Conversion Rate in effect on that day.

“Conversion Rate” means initially 11.6553 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments as set forth herein.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at MAC E2818-176, 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017, Attention: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if the Ex-Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06 occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the Ex-Date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to Section 10.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Custodian” has the meaning specified in Section 6.01.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Additional Interest” has the meaning specified in Section 6.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Securities. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” has the meaning specified in Section 10.06(k).

“Distributed Assets” has the meaning specified in Section 10.06(d).

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock, trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Funded Debt” means as to any Person, without duplication, the outstanding principal amount of all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation. For avoidance of doubt, Funded Debt includes the principal amount of the Securities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Securities” has the meaning specified in Section 2.02.

“Indebtedness” means, with respect to any Person all indebtedness of such Person for borrowed money.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest” and “interest” means, when used with reference to the Securities, any Additional Interest.

“Interest Payment Dates” means, with respect to the payment of any Additional Interest, the dates specified as such in the form of Security set forth as Exhibit A hereto.

“Interest Record Dates” means, with respect to the payment of any Additional Interest, the dates specified as such in the form of Security set forth as Exhibit A hereto. The Interest Record Date for any Interest Payment Date for the Securities shall be the Interest Record Date immediately preceding the applicable Interest Payment Date.

“Last Original Issuance Date” means the last date of original issuance of the Securities issued pursuant to Section 2.01.

“Legal Holiday” has the meaning specified in Section 11.08.

“Mandatory Conversion” has the meaning specified in Section 10.05(a).

“Mandatory Conversion Date” has the meaning specified in Section 10.05(c).

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Select Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means December 1, 2018.

“Notice of Default” shall have the meaning specified in Section 6.01.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 principal amount and integral multiples in excess thereof.

“Responsible Officer” means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

“Protected Purchaser” has the meaning specified in Section 2.12.

“Purchased Shares” has the meaning specified in Section 10.06(f).

“Reference Period” has the meaning specified in Section 10.06(d).

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Resale Restriction Termination Date” has the meaning specified in Section 2.10(a).

“Restricted Securities” has the meaning specified in Section 2.10(a).

“Restricted Stock Payment” means the payment of any cash dividend with respect to the Common Stock or any repurchase by the Company of the Common Stock.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“SEC” means the Securities and Exchange Commission.

“Securities” means any security issued, authenticated and delivered under this Indenture, including any Global Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securityholder” or “Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Spin-Off” has the meaning specified in Section 10.06(d).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more equity securities.

“TCV Board Representative” means the representative nominated by one or more TCV Entities to the Company’s Board of Directors pursuant to Note Purchase Agreement, dated as of November 21, 2011, among the Company, TCV VII, L.P., TCV VII(A), L.P., and TCV Member Fund, L.P., as such agreement may be amended, restated, modified or otherwise supplemented from time to time.

“TCV Conversion Conditions” means, so long as there is a TCV Board Representative or less than three months have passed since the date such TCV Board Representative has been a member of the Company’s Board of Directors, (x) the Company has an effective shelf registration statement covering the immediate resale of all shares of Common Stock issuable upon conversion of the Securities then held by any TCV Entity without being subject to the volume limitations or manner of sale requirements of Rule 144 promulgated under the Securities Act and (y) the shares of Common Stock issuable upon conversion of such Securities are transferable by the TCV entities without restriction (other than the requirement that they be sold pursuant to a registration statement or applicable exemption therefrom) under any agreement with the Company or the Company’s trading or similar policy (and such policy would reasonably be expected to allow for transfer for at least five Business Days thereafter).

“TCV Entities” means TCV VII, L.P., TCV VII(A), L.P., TCV Member Fund, L.P. or any affiliated fund.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Closing Sale Price must be determined) is not listed or traded, “Trading Day” means a “Business Day.”

“Trading Price Condition” has the meaning specified in Section 10.05(a).

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“VWAP Price” per share of the Common Stock on any Trading Day means the per share-volume-weighted average price as displayed on Bloomberg (or any successor service) under the heading “Bloomberg VWAP” on page

“NFLX <Equity> AQR” in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “VWAP Price” means the market value per share of the Common Stock on such day on a volume weighted basis, if possible, as determined by a nationally recognized investment banking firm retained for this purpose by the Company. The “VWAP Price” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or another Wholly Owned Subsidiary of such Person.

Section 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation; and

(5) words in the singular include the plural and words in the plural include the singular.

Section 1.04. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest, as the case may be, in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01. Designation, Amount and Issuance of Securities. The Securities shall be designated as “Zero Coupon Senior Convertible Notes Due 2018.” The Securities will initially be issued in the aggregate principal amount of $200,000,000. Upon the execution of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Securities upon a written order of the Company, such order signed by an Officer of the Company, without any further action by the Company hereunder.

Section 2.02. Form of the Securities. The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Securities, the Depositary or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

All Affiliate Securities (including all Securities originally offered and sold on the Closing Date) shall be issued in the form of one or more Physical Securities.

So long as the Securities (excluding Affiliate Securities), or portion thereof, are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.09, such Securities may be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.09, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities shall be made to the Depositary in immediately available funds.

Section 2.03. Date and Denomination of Securities; Payment at Maturity; Payment of Interest. The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof. Each Security shall be dated the date of its authentication. The Securities shall not bear interest other than Additional Interest. Additional Interest, if any, to be paid on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

On the Maturity Date, each Holder shall be entitled to receive on such date the principal amount of the Securities held and any accrued and unpaid Additional Interest. With respect to Global Securities, principal and Additional Interest will be paid to the Depositary in immediately available funds. With respect to any certificated Securities, principal and Additional Interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the Trustee’s office at 625 Marquette Avenue, Minneapolis, Minnesota 55402, Attention: Bondholders Communications.

The Person in whose name any Security is registered on the Register at 5:00 p.m., New York City time, on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the Additional Interest payable on such Interest Payment Date.

Notwithstanding the foregoing, any Securities or portion thereof surrendered for conversion during the period after the Interest Record Date for any Interest Payment Date and ending prior to the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Additional Interest, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Securities following a Change of Control and the Company has specified a Change of Control Repurchase Date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, (2) for any conversion following the Interest Record Date immediately preceding the Maturity Date, or (3) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Securities.

Except as provided above, the Company shall pay interest (i) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Securities in certificated form having a principal amount of less than $1,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided that at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee located at 625 Marquette Avenue, Minneapolis, Minnesota 55402, Attention: Bondholders Communications and (iii) on any Securities in certificated form having a principal amount of $1,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Securities who has duly delivered notice of such election and applicable wire instructions to the Trustee at least five Business Days prior to the relevant Interest Payment Date, provided that at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee located at 625 Marquette Avenue, Minneapolis, Minnesota 55402, Attention: Bondholders Communications. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest will be payable on such interest payment in respect of the delay.

Upon the conversion of any Securities, the accrued but unpaid Additional Interest with respect to the converted Securities shall not be cancelled,

extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (including a cash payment in lieu of fractional shares, if any) in exchange for the Securities being converted pursuant to the provisions hereof.

Section 2.04. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). 608 2nd Avenue South, Minneapolis, Minnesota 55479, Attention: Bondholders Communications shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities, (ii) the custodian with respect to the Global Securities and (iii) Conversion Agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the terms of the TIA if required by the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Conversion Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.06. Paying Agent to Hold Money in Trust. On or prior to 11:00 a.m., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.08. Exchange and Registration of Transfer of Securities. The Company shall cause to be kept a Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Securities to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08 and in Section 2.10, the Company shall execute, and the Trustee shall authenticate and deliver, upon a written order from the Company, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, upon a written order from the Company, the Securities that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

All Securities presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Securities or portions thereof surrendered for conversion pursuant to Article 10 or (b) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.01.

Section 2.09. Global Securities. The following provisions shall apply to Global Securities:

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Physical Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Securities represented by Global Securities. Any Global Securities exchanged pursuant to this Section 2.09(b) shall be so exchanged in whole and not in part.

(c) In addition, Physical Securities will be issued in exchange for beneficial interests in a Global Security upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.

(d) Physical Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 2.09(b) or Section 2.09(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Securities to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Security, the Trustee acting as custodian for the Global Securities for the Depositary or its nominee with respect to such Global Securities, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Physical Securities issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e) In the event of the occurrence of any of the events specified in Section 2.09(b) above or upon any request described in Section 2.09(c), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without interest coupons.

(f) If a Holder of a Physical Security wishes at any time to transfer such Physical Security (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Physical Security, such Holder shall, subject to the restrictions on transfer set forth herein and in such Physical Security and the rules of the Depositary, and so long as the Securities are eligible for book-entry settlement with the Depositary, cause the exchange of such Physical Security for a beneficial interest in a Global Security. Upon receipt by the Registrar of (1) such Physical Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Physical Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) the assignment form on the back of the Physical Security completed in full, and (4) in the case of a Restricted Securities or an Affiliate Security, such certifications or other information and legal opinions (which shall be required in the case of transfers of any Affiliate Security by any Affiliated Entity pursuant to Rule 144 under the Securities Act), as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Physical Security and concurrently therewith shall increase the aggregate principal amount of the Global Security by the same aggregate principal amount as the Physical Security canceled; provided, that in the case of any transfer of an Affiliate Note to a Person taking delivery thereof as a beneficial interest in a Global Security, any such transfer shall be made only pursuant either (i) in a transaction complying with Rule 144, (ii)

pursuant to an effective shelf registration statement, such effectiveness to be certified by the Company to the Trustee, or (iii) to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.”

(g) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.

(h) At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

Section 2.10. Transfer Restrictions.

(a) Every Security that bears or is required under this Section 2.10(a) to bear the legend set forth in this Section 2.10(a) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 2.10(b), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.10(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.10(a) and Section 2.10(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Original Issuance Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.10(b), if applicable) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee; provided that clause (1) shall not be required to be included in the legend for any Affiliate Security):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF NETFLIX, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each Affiliate Security shall include the following legend:

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.10(a) and shall not be assigned a restricted CUSIP number. In addition, on or after the Resale Restriction Termination Date, upon the request of any TCV Entity and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the foregoing restricted legends for a Physical Security without such restricted legend so long as such TCV Entity covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Custodian in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall provide evidence of cancellation of such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.10(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.10(a)), a Global Security may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Security in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.10(a).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Security. Initially, each Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Physical Securities issued in exchange for all or a part of the Global Securities pursuant to this Section 2.10(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

(b) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security, if any, shall bear a legend in substantially the following form (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock; provided that clause (1) shall not be required to be included in the legend for any Affiliate Security):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF NETFLIX, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock held by an Affiliate of the Company shall also include the following legend:

THIS SECURITY IS HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.10(b).

(c) Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

Section 2.11. Responsibilities and Obligations of the Trustee. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of Securities and all payments to be made to Holders of Securities under the Securities shall be given or made only to or upon the order of the registered Holders of Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Securities shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.12. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Securityholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee upon written order from the Company shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “Protected Purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. Such Securityholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the

Conversion Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Securityholder for their expenses in replacing a Security. In case any Security which has matured or is about to mature or has been properly tendered for repurchase on a Change of Control Repurchase Date (and not withdrawn), or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Securities), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.

Every replacement Security is an additional obligation of the Company.

The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.13. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.12, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a Protected Purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Change of Control Repurchase Date or the Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.14. Temporary Securities. Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Security, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.

Section 2.15. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver evidence of such canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

Section 2.16. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in Change of Control Repurchase Notices as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.17. Repurchases. The Company may, to the extent permitted by law, repurchase any Security in the open market or by tender offer at any price or by private agreement. Any Security repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Security surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

ARTICLE 3

REPURCHASE OF SECURITIES

Section 3.01. Repurchase at Option of Holders Upon a Change of Control. (a) If there shall occur a Change of Control at any time prior to the Maturity Date, then each Holder of Securities shall have the right, at such Holder’s option, to require the Company to repurchase, at the Change of Control Repurchase Price (as defined below), all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Change of Control Repurchase Date”) specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Change of Control at a cash repurchase price equal to 120% of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but excluding, the Change of Control Repurchase Date (the “Change of Control Repurchase Price”), subject to the satisfaction by the Holder of the requirements set forth in Section 3.01(c); provided that if such Change of Control Repurchase Date falls after an Interest Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on the Change of Control Repurchase Date shall be paid on the Change of Control Repurchase Date to the Holders of record of the Securities on the applicable Interest Record Date instead of the Holders surrendering the Securities for repurchase on such date.

(b) On or before the 15th calendar day after the occurrence of a Change of Control, the Company will provide to the Trustee and to all Holders of record of the Securities on the date of the Change of Control at their addresses shown in the Register of the Registrar and to beneficial owners of the Securities to the extent required by applicable law, the Company Repurchase Notice as set forth in Section 3.02 with respect to such Change of Control.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.01.

(c) For Securities to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Change of Control Repurchase Date, (i) a written notice to the Paying Agent of exercise of repurchase (the “Change of Control Repurchase Notice”) in the form set forth on the reverse of the Securities duly completed (if the Securities are certificated) or comply with applicable Depositary procedures (if the Securities are represented by a Global Security), together with (ii) such Securities duly endorsed for transfer (if the Securities are certificated) or book-entry transfer of such Securities (if the Securities are represented by a Global Security). The delivery of such Securities to the Paying Agent with, or at any time after delivery of, the Change of Control Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to payment by the Company to the Holder of the Change of Control Repurchase Price therefor; provided that such Change of Control Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Change of Control Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Repurchase Date and the time of the book-entry transfer or delivery of the Securities.

Section 3.02. Company Repurchase Notice; Tender Offer Compliance. (a) The Company shall, on or before the 15th calendar day after the occurrence of a Change of Control, give notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.02 (in either case, the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1) state the Change of Control Repurchase Price and the Change of Control Repurchase Date to which the Company Repurchase Notice relates;

(2) state, if applicable, the circumstances constituting the Change of Control;

(3) state that the Change of Control Repurchase Price will be paid in cash;

(4) state that Holders must exercise their right to elect repurchase by 5:00 p.m., New York City time, on the Change of Control Repurchase Date;

(5) include a form of Change of Control Repurchase Notice;

(6) state the name and address of the Paying Agent;

(7) state that Securities must be surrendered to the Paying Agent to collect the repurchase price;

(8) state that a Holder may withdraw its Change of Control Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.03;

(9) state the then applicable Conversion Rate, including expected changes, if any, in the Conversion Rate resulting from such Change of Control transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Securities as a result of the occurrence of the Change of Control;

(10) that Securities as to which a Change of Control Repurchase Notice has been given may be converted only if the Change of Control Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

(11) state the amount of interest accrued and unpaid per $1,000 principal amount of Securities to, but excluding, the Change of Control Repurchase Date; and

(12) state the CUSIP number, if any, of the Securities.

A Company Repurchase Notice may be given by the Company or, at the Company’s written request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.

(b) The Company will, to the extent applicable: (i) comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Securities, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act or any other schedule required in connection with any offer by the Company to repurchase the Securities and (iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Securities.

Section 3.03. Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Change of Control Repurchase Notice specified in Section 3.01, the Holder of the Securities in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Securities. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Securities by the Paying Agent, promptly following the later of (x) the Change of Control Repurchase Date with respect to such Securities (provided the Holder has satisfied the conditions in Section 3.01) and (y) the time of book-entry transfer or delivery of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 3.01. The Securities in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn.

A Change of Control Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date specifying:

(a) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted if they are in certificated form, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Securities in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(b) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Securities which remains subject to the original Change of Control Repurchase Notice, which shall be $1,000 or an integral multiple of $1,000.

If a Change of Control Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Securities listed in such Change of Control Repurchase Notice.

Section 3.04. Deposit of Change of Control Repurchase Price. Prior to 11:00 a.m., New York City time, on the Change of Control Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash (in immediately available funds if deposited on the Change of Control Repurchase Date), sufficient to pay the aggregate repurchase price of all the Securities or portions thereof that are to be repurchased as of the Change of Control Repurchase Date.

If on the Change of Control Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price and related accrued interest of the Securities that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Change of Control Repurchase Date, such Securities will cease to be outstanding, and interest will cease to accrue (whether or not book entry transfer or delivery of the Securities has been made to the Paying Agent) and all other rights of the Holders of such Securities will terminate, other than the right to receive the repurchase price and any accrued interest upon delivery or book-entry transfer of the Securities. This will be the case whether or not book-entry transfer of the Securities has been made or the Securities has been delivered to the Paying Agent.

Section 3.05. Securities Repurchased in Part. Upon presentation of any Securities repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Securities presented.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture in each such case, prior to 11:00 a.m., New York City time. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the United States where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. As of the date of this Indenture, such office is the Corporate Trust Office with respect to presentation of Securities for registration of transfer or exchange located at 608 2nd Avenue South, Minneapolis, Minnesota 55479, Attention: Bondholders Communications, and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Rule 144A Information Requirement and Annual Reports.

(a) The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of Securities or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Common Stock, all to the extent required to enable such holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A. The Company shall take such further action as any holder or beneficial holder of Securities or such Common Stock may reasonably request to the extent required from time to time to enable such holder or beneficial owner to sell such Securities or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b) The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.03(a) at the time such documents are filed via the EDGAR system.

(c) Delivery of the reports and documents listed in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.04. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.

Section 4.05 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Securities or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.06. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate from the principal executive officer, principal financial officer or principal accounting officer stating, as to each such Officer signing such certificate, whether to such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled the covenants contained in this Indenture and, if the Company shall be in Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.07. Additional Interest Notice. If the Company is required to pay Additional Interest to Holders of Securities, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than two Business Days prior to the proposed Interest Payment Date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.08. Restrictions on Cash Dividends and Stock Repurchases. The Company will not, directly or indirectly, make any Restricted Stock Payment, except (a) the Company may make Restricted Stock Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees or other eligible service providers of the Company and its Subsidiaries, (b) the Company may distribute rights pursuant to a stockholder rights plan or redeem such rights, provided that such redemption is in accordance with the terms of such stockholder rights plan, (c) the Company may purchase, redeem or otherwise acquire Common Stock with the proceeds received from the substantially concurrent issuance of its Common Stock, (d) the Company may repurchase fractional shares of its Common Stock arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities, (e) the Company may make Restricted Stock Payments in connection with the retention of Common Stock in payment of withholding taxes in connection with equity-based compensation plans, (f) the Company or any Subsidiary may receive or accept the return to the Company or any Subsidiary of Common Stock constituting a portion of the purchase price consideration in settlement of indemnification claims, (g) the Borrower or any Subsidiary may make cash payments in lieu of fractional shares in connection with the conversion of any securities or make cash settlement payments upon the exercise of warrants to purchase its Common Stock or “net share settle” warrants, (h) the Company may make payments or distributions to dissenting stockholders pursuant to applicable law, (i) the Company may enter into, exercise its rights and perform its obligations under any Call Spread Swap Agreements and (j) the Company and its Subsidiaries may make any other Restricted Stock Payment so long as, prior to making such Restricted Payment and after giving effect thereto the Consolidated Cash Position is greater than or equal to the sum of $100 million plus the principal amount of Funded Debt.

ARTICLE 5

SUCCESSOR COMPANY

Section 5.01. When Company May Merge or Transfer Assets. The Company shall not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person (other than a Subsidiary of the Company), or sell, convey, transfer or lease its property and assets substantially as an entirety to any single Person (other than to one or more of the Subsidiaries of the Company as an entirety or substantially as an entirety), unless:

(a) either (i) the Company is the continuing corporation, or (ii) the resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;

(c) if as a result of such transaction the Securities become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and this Indenture; and

(d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested by the Trustee pursuant to this Indenture.

Section 5.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and interest on all of the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall be discharged from its obligations under the Securities and this Indenture. Such successor Person thereupon may cause to be signed, and may issue the Securities either in its own name or in the name of the Company.

Upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

Section 5.03. Opinion of Counsel to be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 calendar days;

(b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, or the Company defaults in the payment of or the Change of Control Repurchase Price when due;

(c) the Company fails to deliver shares of Common Stock as required pursuant to Article 10 upon the conversion of any Securities and such failure continues for three Business Days following the scheduled settlement date for such conversion;

(d) the Company fails to provide notice of the anticipated effective date or actual effective date of a Change of Control on a timely basis as required in this Indenture;

(e) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(f) a failure to pay when due (whether at stated maturity or otherwise) by the Company or any Significant Subsidiary of the Company, after the expiration of any applicable grace period, of principal of or interest on Indebtedness, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $25 million or more (or a foreign currency equivalent), or a default that results in the acceleration of maturity, of any Indebtedness of the Company or any Significant Subsidiary of the Company in an aggregate amount in excess of $25 million (or its foreign currency equivalent at the time), in each case, if both (i) such Indebtedness is not discharged and (ii) such acceleration is not rescinded, stayed or annulled, within a period of 30 calendar days after receipt by the Company of a Notice of Default;

(g) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

(ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

or any similar relief is granted under any foreign laws, and, in each such case, the order or decree remains unstayed and in effect for 60 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (e) or (f) above is not an Event of Default until the Trustee or the Securityholders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company or the Company and the Trustee, respectively, of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” When any Default under this Section 6.01 is cured in accordance herewith, it shall cease to be a Default.

The Company shall deliver to the Trustee, promptly upon becoming aware of any Default, written notice in the form of an Officers’ Certificate of any Default known to the party, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the

Company) occurs and is continuing, the Trustee by written notice to the Company, or the Securityholders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Securityholders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if (i) the Company has paid (or deposited with the Trustee) all overdue interest on all the Securities and the principal amount of the Securities that has become due otherwise than by such acceleration or declaration, as well as paid interest upon overdue interest to the extent that payment of such interest is lawful and paid to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, and the principal of and accrued but unpaid interest on the Securities has been declared due and payable as provided in Section 6.02 the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Defaults and Events of Default. The Holders of a majority in principal amount of the Securities outstanding by written notice to the Trustee may on behalf of the Holders of all the Securities, waive any Default or Event of Default and its consequences except (i) a default in the payment of the principal of or interest on a Security when due, (ii) an Event of Default arising from the failure to redeem or repurchase any Security when required pursuant to the terms of this Indenture, (iii) an Event of Default arising from the failure of the

Company to deliver shares of Common Stock upon the conversion of any Securities pursuant to the terms of this Indenture or (iv) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

Section 6.05. Control by Majority. The Securityholders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses (including attorneys’ fees and expenses) caused by taking or not taking such action.

Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Securityholder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Securityholders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(c) such Securityholder or Securityholders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense of the Trustee;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) the Securityholders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Anything contained in this Indenture or the Securities to the contrary notwithstanding, the Holder of any Securities, without the consent of either the Trustee or the Holder of any other Securities, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.07. Rights of Securityholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of the principal of (including the Change of Control Repurchase Price) and accrued interest on the Securities held by such Securityholder, or delivery of the cash and, if applicable, shares of Common Stock issuable upon conversion of the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of such Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Securityholders).

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Securityholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 or a suit by Securityholders of more than 10% in principal amount of the Securities or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of or interest on any Securities on or after the due date expressed in such Securities or to any suit for the enforcement of the right to convert any Securities in accordance with the provisions of Article 10.

Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13. Alternative Remedy for Failure to Comply with Reporting Obligations in the Indenture and TIA. Notwithstanding any other provision of this Article 6, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with Section 4.03(b) of this Indenture will consist exclusively of the right to receive additional interest (the “Default Additional Interest”) on the Securities at a rate equal to (x) 0.25% per annum of the principal amount of the Securities outstanding for each day during the 90-day period on which such Event of Default is continuing beginning on, and including, the date on which such Event of Default first occurs and (y) 0.50% per annum of the principal amount of the Securities outstanding for each day during the 275-day period beginning on, and including, the 91st day on which such Event of Default is continuing (in addition to any other Additional Interest). In the event the Company does not elect to pay the Default Additional Interest upon an Event of Default in accordance with this Section 6.13, the Securities will be subject to acceleration as provided above. The Default Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 4.03(b) of this Indenture first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to such failure shall have been cured or waived prior to such 365th day) and will be payable in the same manner as regular interest on the Securities. On such 365th day (or earlier, if the Event of Default relating to such failure is cured or waived prior to such 365th day) such Default Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided above if the Event of Default is continuing. In no event will Default Additional Interest accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay the Default Additional Interest. This provision will not affect the rights of holders of Securities in the event of the occurrence of any other Event of Default.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults. (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Responsible Officer shall have received a written notice that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have such notice.

(b) If a default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default within the earlier of 90 days after it occurs or 30 days after it is known to a Responsible Officer or written notice of it is received by the Trustee. Except in the case of a default in payment of principal or interest on any Security (including payments pursuant to the repurchase provisions of such Security), the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Securityholders.

Section 7.06. Reports by Trustee to Securityholders. Within 60 days after each September 1, beginning with September 1, 2012, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of September 1 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to promptly notify the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability, claim (whether asserted by the Company or any Securityholder or any other Person) or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the offer and sale of the Securities or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Securityholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities. (a) At any time after all outstanding Securities have become due and payable, whether at Maturity Date or upon a repurchase pursuant to Article 3 hereof, and any pending conversions have been completed (including delivery of all shares of Common Stock deliverable pursuant to such conversions in accordance with Section 10.13) then this Indenture shall, subject to Section 8.01(b), cease to be of further effect when (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.12) for cancellation or (ii) the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon repurchase all outstanding Securities, including interest thereon to but excluding, maturity or such repurchase date (other than Securities replaced pursuant to Section 2.12), and if in each such case the Company pays all other sums payable hereunder by the Company. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.12, 2.13, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

Section 8.02. Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities in accordance with this Indenture in relation to the conversion of Securities pursuant to the terms hereof.

Section 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money and/or securities must look to the Company for payment as general creditors.

Section 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Securityholders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to provide for conversion rights of Holders of the Securities and the Company’s repurchase obligations in connection with a Change of Control in the event of any reclassification of Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(b) to secure the Securities including provisions regarding the circumstances under which collateral may be released or substituted;

(c) evidence the succession of another Person to the Company under the terms of this Indenture or successive successions, and provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(d) to surrender any right or power conferred upon the Company;

(e) to add to the covenants of the Company for the benefit of the Securityholders;

(f) to cure any ambiguity or correct or supplement any inconsistency or defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect;

(g) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities in any material respect;

(h) to increase the Conversion Rate in accordance with this Indenture;

(i) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(j) to add or provide for the guarantee of obligations under the Securities or additional obligors on the Securities; or

(k) to provide for a successor Trustee.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02. With Consent of Securityholders. The Company and the Trustee may amend this Indenture or the Securities with the written consent or affirmative vote of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), without notice to any other Securityholder. However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(a) extend the Maturity Date;

(b) reduce the rate of or extend the time for payment of interest on any Security;

(c) reduce the principal amount of any Security;

(d) reduce any amount payable upon repurchase of any Security;

(e) impair the right of a Holder to institute suit for payment of any Securities;

(f) make any Security payable in a currency other than that stated in the Security;

(g) change the obligation of the Company to repurchase any Security upon a Change of Control in a manner adverse to the Holders; provided that prior to the occurrence of any Change in Control and so long as the TCV Entities are Holders of a majority in principal amount of the Securities then outstanding and have not notified the Company and the Trustee that they elect to terminate their right under this proviso, such obligation may be amended by the Holders of a majority in principal amount of the Securities then outstanding;

(h) except as required by this Indenture, adversely affect the right of a Holder to convert any Securities into cash and, if applicable, shares of Common Stock (or to the extent otherwise applicable, other property, including cash, receivable upon conversion pursuant to the terms of this Indenture) or reduce the Conversion Rate, except as otherwise permitted pursuant to this Indenture; or

(i) make any changes in Section 6.04 or 6.07, the first sentence of this Section 9.02 regarding the percentage of the Securities required for consent or any modification of this Indenture that does not require the consent of each affected Holder or the second sentence of this Section 9.02.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect if required to so comply.

Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Securityholder of a Security shall bind the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same debt as the consenting Securityholder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent or waiver as to such Securityholder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once (i) the requisite number of consents have been received by the Company or the Trustee and (ii) in the case of an amendment, such amendment has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date. No consent shall be valid or effective for more than 120 days after such record date unless consents from holders of the principal amount of Securities required hereunder to give such consent or take such action shall have also been given and not revoked within such 120-day period.

Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the

Securityholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

CONVERSION OF SECURITIES

Section 10.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, at any time prior to the close of business on the Business Day immediately preceding Maturity Date, the Holder of any Securities not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Securities held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as described in Section 10.13, at the Conversion Rate in effect at such time, by surrender of the Securities to be converted in whole or in part, together with any required funds, and in the manner provided in Section 10.02.

(b) Securities in respect of which a Holder has delivered a Change of Control Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Securities pursuant to Section 3.01, may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with Section 3.03 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date.

(c) A Holder of Securities is not entitled to any rights of a Holder of Common Stock until such holder has converted his Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.

Section 10.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Securities in certificated form, the Company must receive at the office or agency of the Company, which will initially be the office or agency of the Trustee maintained for that purpose in The City of Minneapolis, Minnesota, such Securities with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Securities duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 10.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.08.

In order to exercise the conversion right with respect to any interest in a Global Security, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent; and pay the funds, if any, required by this Section 10.02 and any transfer or similar taxes if required pursuant to Section 10.08.

After satisfaction of the requirements for conversion set forth above, the Company will deliver Common Stock in accordance with Section 10.13 and cash in lieu of fractional shares in accordance with Section 10.03. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to the Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Subject to Section 10.05, each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Securities (or portion thereof) (the “Conversion Date”). Securities surrendered for conversion will be deemed converted at 5:00 p.m., New York City time, on the applicable Conversion Date, and the Person in whose name the shares of Common Stock shall be issued upon such conversion shall be deemed the holder of record of such shares as of 5:00 p.m., New York City time, on such Conversion Date.

Upon the conversion of an interest in a Global Security, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Security at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall promptly notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

Section 10.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash to the Holder of Securities at a price equal to the Closing Sale Price on the Trading Day immediately preceding the Conversion Date for such conversion.

Section 10.04. Conversion Rate. Each $1,000 principal amount of the Securities shall be convertible into the number of shares of Common Stock based upon the Conversion Rate, subject to adjustment as provided in Section 10.06. The Company shall settle its obligation to convert the Securities as provided in Section 10.13.

Section 10.05. Conversion at the Option of the Company.

(a) The Company may elect to mandatorily convert the Securities (a “Mandatory Conversion”) at any time after May 28, 2012 if (x) the VWAP Price of the Common Stock is greater than or equal to 130% of the applicable Conversion Price for at least 50 Trading Days (including the Trading Day immediately prior to the date of the Company Conversion Notice (the “Mandatory Conversion Date”)) during any 65 Trading Day period prior to the date of the Company Conversion Notice (as defined below) (the “Trading Price Condition”) and (y) in the case of any Securities held by TCV Entities, the TCV Conversion Conditions have been satisfied.

The Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate occurs, at any time during the period from which the VWAP Price is to be calculated.

If the Company elects to convert the Securities, it may make such election (x) with respect to the Securities held by the TCV Entities in whole, but not in part and (y) with respect to any Securities held by Holders other than TCV Entities, in whole but not it part.

The Securities converted pursuant to such election will be converted automatically, with no further action by the Holders thereof, on the Mandatory Conversion Date. The Company will cause the settlement of the Mandatory Conversion to occur within three Business Days after the Mandatory Conversion Date.

(b) If the Company elects to mandatorily convert the Securities pursuant to Section 10.05(a), then the Company shall promptly deliver or cause to be delivered to all Holders of record of the Securities at their addresses shown in the Register a written notice containing the information set forth in Section 10.05(b) (the “Company Conversion Notice”) with respect to the Mandatory Conversion. The Company shall also deliver a copy of the Company Conversion Notice to the Trustee, the Conversion Agent and the Paying Agent at such time as it is mailed to Holders of Securities. The Mandatory Conversion Date will be the Conversion Date with respect to the Notes subject to Mandatory Conversion.

(c) In connection with any Mandatory Conversion of Securities, the Company Conversion Notice shall:

(i) state that Mandatory Conversion is effective automatically as of the date of the Mandatory Conversion Date;

(ii) state the Conversion Rate in effect on the date of the Company Conversion Notice;

(iii) state that the Trading Price Condition and, if applicable, the TCV Conversion Conditions, have been satisfied; and

(iv) if applicable, state the aggregate principal amount of Securities to be mandatorily converted.

A Company Conversion Notice may be given by the Company or, at the Company’s written request, the Trustee shall give such Company Conversion Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Conversion Notice shall be prepared by the Company.

(d) Upon conversion, interest on the Securities so called for Mandatory Conversion shall cease to accrue and the Holders thereof shall have no right in respect of such Securities except the right to receive the shares of Common Stock to which they are entitled pursuant to this Section 10.05 and cash payments in lieu of fractional shares and any Additional Interest.

Section 10.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company, without duplication, as follows:

(a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction,

(1) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such dividend or other distribution plus (B) the total number of shares of Common Stock constituting such dividend or other distribution; and

(2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such dividend or other distribution,

such increase to become effective immediately after the opening of business on the Ex-Date for such dividend or other distribution. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the effective date for such subdivision shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the effective date for such combination shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the effective date for such subdivision or combination.

(c) In case the Company shall issue rights or warrants (other than any rights or warrants as to which an adjustment was effected pursuant to Section

10.06(d)) to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period of up to 45 calendar days, shares of Common Stock at a price per share less than the Current Market Price on the declaration date for such issuance, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such issuance by a fraction,

(1) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such issuance plus (B) the total number of additional shares of Common Stock offered for subscription or purchase, and

(2) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such issuance plus (B) the total number of shares that the aggregate offering price of the shares so offered would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are distributed, and shall become effective immediately after the opening of business on the Ex-Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such rights or warrants had not been issued. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price of the Common Stock on the declaration date for such issuance, and in determining the aggregate offering price of such shares of Common Stock of the Common Stock on the declaration date for such issuance, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d) Except as set forth in Section 10.06(b), in case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of Capital Stock of the Company (other than the Common Stock) or evidences of its indebtedness or assets, including securities, but excluding (i) any rights or warrants as to which an adjustment was effected pursuant to Section 10.06(c), (ii) any dividends or distributions paid exclusively in cash as to which the adjustment was effected pursuant to Section 10.06(e) or (iii) any dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) (any of the foregoing hereinafter in this Section 10.06(d)) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution by a fraction,

(1) the numerator of which shall be the Current Market Price on the Ex-Date for such distribution; and

(2) the denominator of which shall be the Current Market Price on the Ex-Date for such distribution minus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately after the opening of business on the Ex-Date for such distribution; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on such Ex-Date in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive, at the same time and upon the same terms as holders of Common Stock, in addition to the shares of Common Stock (and cash in lieu of fractional shares) issuable upon conversion of Securities, for each $1,000 principal amount of Securities the amount of Distributed Assets such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for the dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.06(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price of the Common Stock to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

Notwithstanding the foregoing, in the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate in effect immediately before the Ex-Date for the distribution will be increased by multiplying the Conversion Rate by an adjustment factor equal to the sum of the Daily Adjustments (as defined below) for each of the 10 consecutive Trading Days beginning on the Ex-Date for the distribution; provided that if any Conversion Date occurs prior to the end of such 10 consecutive Trading Day period, the Daily Adjustments shall be calculated using the number of Trading Days from the applicable Ex-Date to such Conversion Date and the denominator of the Daily Adjustment will be adjusted accordingly. The “Daily Adjustment” for any given Trading Day is equal to the fraction:

(1) the numerator of which is the Closing Sale Price of the Common Stock on that Trading Day plus the Closing Sale Price of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of the Common Stock on that Trading Day, and

(2) the denominator of which is the product of 10 and the Closing Sale Price of the Common Stock on that Trading Day.

The adjustment to the Conversion Rate in the event of a Spin-Off will occur retroactively on the Ex-Date for the distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 10.06(d) and Sections 10.06(a) and 10.06(c), any dividend or distribution to which this Section 10.06(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 10.06(a) or 10.06(c) with respect to such dividend or distribution shall then be made), except the “Ex-Date for such dividend or distribution” shall be substituted for the “Ex-Date for such dividend or other distribution” within the meaning of Section 10.06(a) and the “Ex-Date for such issuance” within the meaning of Section 10.06(c) and any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the opening of business on the Ex-Date for such dividend or distribution” within the meaning of Section 10.06(a).

(e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (including any quarterly cash dividend), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution by a fraction,

(1) the numerator of which shall be the Current Market Price on the Ex-Date for such distribution; and

(2) the denominator of which shall be the Current Market Price of the Common Stock on the Ex-Date for such distribution minus the amount of the cash dividend or distribution applicable to one share of Common Stock, such adjustment to be effective immediately after the opening of business on the Ex-Date for such distribution; provided that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive at the same time as holders of the Common Stock for each $1,000 principal amount of Securities the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for the dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (which, if other than cash, shall be as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Trading Day next succeeding the Expiration Time by a fraction,

(1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration paid to stockholders for all shares accepted for purchase the tender or exchange offer (the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(2) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately after the close of business on the Trading Day next succeeding the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or any such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made for the shares not purchased. In no event shall the Conversion Rate be reduced pursuant to this Section 10.06(f).

(g) Subject to Section 6.09, the Company may in its sole discretion make such increases in the Conversion Rate, in addition to those required by Sections 10.06(a)-(f), as the Board of Directors considers to be advisable to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase).

(h) Subject to Section 6.09, to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.06(i) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the first date of the issue of the Securities and otherwise (y)(1) on each day from and after the 25th Scheduled Trading Day prior to the maturity of the Securities (whether its Maturity Date or otherwise), (2) in connection with a Change of Control on each day from and including the 10th calendar day prior to the anticipated Effective Date of the Change of Control to the Effective Date of the Change of Control. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Securities are convertible.

(j) The Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee (and to any TCV Entities listed on the Register for the Notes) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Securities at his last address appearing on the Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 10.06 provides that an adjustment shall become effective (1) upon the opening of business on an Ex-Date, (2) immediately after the record date for an event, or (3) after the Expiration Time for any tender or exchange offer pursuant to Section 10.06(f), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable distribution, issuance of Common Stock or payment (an

“Adjustment Event”) triggering a Conversion Rate adjustment (x) issuing to the Holder of any Securities converted after such Determination Date and before the occurrence of such Adjustment Event, the additional cash, shares of Common Stock, if any, or other securities or property issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share.

(l) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) No adjustment to the Conversion Rate shall be made pursuant to Section 10.06 on account of a distribution on Common Stock, if the Holders of the Securities will otherwise participate for each $1,000 principal amount of Securities in such distribution without conversion as a result of holding the Securities at the same time and on the same terms as a holder of a number of shares of Common Stock equal to the Conversion Rate.

(n) Notwithstanding the foregoing, no adjustment to the Conversion Rate need be made for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan, or

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries.

(o) Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national securities exchange that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Securities in excess of such limitations or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Closing Sale Price, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 10.06(o).

(p) Notwithstanding this Section 10.06 and the other provisions of Article 10, if any Conversion Rate adjustment becomes effective, or any Ex-Date (relating to a required Conversion Rate adjustment) occurs, the Board of Directors may make adjustments to the Conversion Rate or the number of shares of Common Stock issuable upon conversion of the Securities, as may be necessary or appropriate to effect the intent of this Section 10.06 and the other provisions of Article 10 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 10.06(p) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

Section 10.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:

(a) any reclassification or change of the outstanding Common Stock (other than as a result of a subdivision or combination),

(b) any consolidation or merger of the Company with or into another Person or

(c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person,

as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, in each case, at the effective time of such transaction, the Company or the successor, purchasing corporation or transferee, as the case may be, shall execute with, and deliver to, the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall, without the consent of any Holders of Securities, become convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Applicable Consideration”) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, had each $1,000 principal amount of Securities held by such Holder been converted into a number of shares of Common Stock equal to the Conversion Rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, except that at and after the effective time of the transaction the number of shares of the Company’s Common Stock otherwise deliverable upon conversion of the Securities will instead be deliverable in the amount and type of Applicable Consideration that a holder of that number of shares of the Company’s common stock would have received in such transaction and the VWAP Price will be calculated based on the value of a unit of Applicable Consideration that a holder of one share of the Company’s Common Stock would have received in such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, or constitute solely the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Applicable Consideration into which the Notes will be convertible or used to calculate the VWAP Price, as the case may be, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify holders, the Trustee and the Conversion Agent in writing of that weighted average as soon as practicable after such determination is made. The Company shall not become a party to any such transaction unless its terms are consistent with the foregoing. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

Section 10.08. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder of Securities for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 10.09. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

Section 10.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 10.11. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.06; or

(b) the Company shall authorize the granting to the Holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class of its Capital Stock or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.06;

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at its address appearing on the Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; provided that a separate notice shall not be required under this Section if such notice has been effectively provided under another provision of this Indenture. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 10.12. Stockholder Rights Plans. To the extent that any stockholder rights plan (i.e., a “poison pill”) adopted by the Company is in effect upon conversion of the Security, the converting Holder shall receive, in addition to any shares of Common Stock issued in connection with such conversion, the rights under the rights plan, unless prior to such conversion, the rights plan has terminated or expired, all the rights have been redeemed or the rights have separated from the Common Stock. There shall be no adjustment to the Conversion Rate with respect to the adoption of any such rights plan and the distribution of the rights with respect to shares of Common Stock, unless rights have separated from the Common Stock. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as provided in Section 10.06(d), and will be further adjusted in the event of any events affecting such rights following any separation from the Common Stock and subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.13. Settlement Upon Conversion. As promptly as practicable after satisfaction of the requirements for conversion set forth in Section 10.02, but no later than the third Business Day thereafter, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article 10 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10.03 (which payment, if any, shall be paid no later than three Business Days after satisfaction of the requirements for conversion set forth above). Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid or the Holder shall have established to the reasonable satisfaction of the Company that such taxes and duties have been paid.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Netflix, Inc. 100 Winchester Circle

Los Gatos, California 95032

Attention: Chief Financial Officer

if to the Trustee:

Wells Fargo Bank, National Association

MAC E2818-176

707 Wilshire Boulevard, 17th Floor

Los Angeles, California 90017

Attention: Corporate Trust Services

(Netflix Zero Coupon Sr. Conv. Notes Due 2018)

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

With respect to any Global Security, references in this Indenture to any required “mailing” of a notice shall be deemed to refer to any other means of notice consistent with the Depositary’s applicable procedures.

Section 11.03. Communication by Securityholders with Other Securityholders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.06. When Securities Disregarded. In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions or office of the Trustee are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.09. Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF

THE LAWS OF ANY OTHER JURISDICTION) . EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.14. Calculations in Respect of the Securities. The Company will be responsible for making all calculations called for under the Indenture or the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, accrued interest payable on the Securities, the Conversion Rate and Conversion Price. The Company or its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Securities. The Company will provide a schedule of these calculations to each of the Trustee and the Paying Agent upon request, and each of the Trustee and Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward these calculations to any Holder of the Securities upon written the request of that Holder.

Section 11.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NETFLIX, INC., as Issuer

By:	/s/ David Hyman
Name: David Hyman
Title: General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INCLUDE THE FOLLOWING LEGEND IF A GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF NETFLIX, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE THE FOLLOWING LEGEND IF AN AFFILIATE SECURITY

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.]

Netflix, Inc.

Zero Coupon Senior Convertible Note Due 2018

No.	Initially $

[CUSIP No.: [—]]

[ISIN Number: [—]]

Netflix, Inc., a Delaware corporation, promises to pay to [CEDE & CO., or its registered assigns]1, the principal sum of              Dollars, [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,]2 on December 1, 2018.

Interest Payment Dates: June 1 and December 1.

Interest Record Dates: May 15 and November 15.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[1]	Use bracketed language for a Global Security.
[2]	Use bracketed language for a Global Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NETFLIX, INC., as Issuer

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

Netflix, Inc.

Zero Coupon Senior Convertible Note Due 2018

1.	Interest

(a) NETFLIX, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), is the obligor of the Securities under the Indenture. The Securities shall bear no interest other than Additional Interest, if any. Additional Interest, if any, shall be paid in the manner provided for in the Indenture.

(b) The Company may elect to pay Default Additional Interest on this Security as sole remedy for an Event of Default relating to a failure to file with the Trustee reports required under the Exchange Act.

2.	Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice to Securityholders. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.

3.	Indenture

The Company issued the Securities under an Indenture dated as of November 28, 2011 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture (except as specifically provided in Section 1(b)). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $200,000,000. Additional Securities may be issued in accordance with the Indenture. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

5.	Conversion

In compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into a Common Stock, determined as set forth in the Indenture, based on a Conversion Rate of 11.6553 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture. In addition, the Company may require the conversion of the Securities upon satisfaction of the conditions specified in the Indenture.

6.	Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Securityholder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

7.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

9.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

10.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

11.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

[12.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.]3

13.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

[3]	Use bracketed language for a Global Security.

CONVERSION NOTICE

TO:	NETFLIX, INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment for cash in lieu of fractional shares and the shares issuable and deliverable upon such conversion and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $        ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

[FORM OF CHANGE OF CONTROL REPURCHASE NOTICE]

TO:	NETFLIX, INC.

WELLS FARGO BANK, NATIONAL ASSOCIAITON, as Trustee

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Netflix, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 120% of such entire principal amount or portion thereof, together with any accrued and unpaid Additional Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

Securities Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or integral multiples thereof):

Social Security or Other Taxpayer Identification Number:

[FORM OF ASSIGNMENT]

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Securities, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Securities on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Securities prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Securities are being transferred:

☐	To Netflix, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer; or

☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended;

[and unless the Securities has been transferred to Netflix, Inc. or a subsidiary thereof, the undersigned confirms that such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.] 4

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof.

[4]	Use bracketed language for a Global Security.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY5

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

[5]	For Global Securities only.